Exhibit 11.  Computation of Net Income (Loss) Per Share.
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                   TRANSTECH INDUSTRIES, INC.
        COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                        For the Six Months Ended
                                                June 30,
BASIC:                                      1999        1998
Weighted Average Common Shares
  Outstanding                            2,829,190    2,829,190
Net Income (Loss)                       $  203,000   $ (512,000)
Basic Net Income (Loss)
  Per Common Share:
Net Income (Loss) per share                  $ .07        $(.18)

DILUTED:
Weighted Average Common
    Shares  Outstanding                  2,829,190    2,829,190
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method                                        -            -
                                         2,829,190    2,829,190
Net Income (Loss)                       $  203,000  $  (512,000)
Diluted Net Income (Loss)
  Per Common Share:
Net Income (Loss) Per Share                  $ .07        $(.18)

                                       For the Three Months Ended
                                                June 30,
BASIC:                                      1999        1998
Weighted Average Common Shares
  Outstanding                            2,829,190    2,829,190
Net Income (Loss)                       $  557,000   $ (242,000)
Basic Net Income (Loss)
  Per Common Share:
Net Income (Loss) per share                  $ .20        $(.08)

DILUTED:
Weighted Average Common
    Shares  Outstanding                  2,829,190    2,829,190
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method                                        -            -
                                         2,829,190    2,829,190
Net Income (Loss)                       $  557,000  $  (242,000)
Diluted Net Income (Loss)
  Per Common Share:
Net Income (Loss) Per Share                  $ .20        $(.08)
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